EXHIBIT 10.1(b)
EXECUTION VERSION

FIRST INCREMENTAL AGREEMENT
This FIRST INCREMENTAL AGREEMENT, dated as of January 3, 2017 (this “First Incremental Agreement”), by and among JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”), XEROX BUSINESS SERVICES, LLC, a Delaware limited liability company (the “U.S. Borrower”), the other Loan Parties party hereto and the initial lenders party hereto (the “Initial Lenders”).
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 7, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Conduent Incorporated, a New York corporation (“Holdings”), the U.S. Borrower, Affiliated Computer Services International B.V., a private limited company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands and registered in the Trade Register of the Dutch Chamber of Commerce under number 34160388 (the “Dutch Borrower” and, together with the U.S. Borrower, the “Borrowers”), Conduent Finance, Inc., a Delaware corporation, the Lenders or other financial institutions or entities from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrowers may obtain Incremental Term Loans by, among other things, entering into one or more Additional Credit Extension Amendments (with this First Incremental Agreement constituting an Additional Credit Extension Amendment);
WHEREAS, it is intended that the U.S. Borrower will obtain $100.0 million of incremental term loans (the “Incremental Term Loans”) to be used for general corporate purposes and to pay fees and expenses in connection therewith, in each case, pursuant to the terms of this First Incremental Agreement (the transactions set forth in this clause, the “Transactions”); and
WHEREAS, the Borrower intends to incur the Incremental Term Loans pursuant to Section 2.19 of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Subject to the terms and conditions set forth herein and pursuant to the provisions of Section 2.19 of the Credit Agreement, the Initial Lenders hereby agree to provide the Incremental Term Loans on the Closing Date (as defined below) as set forth on Schedule A annexed hereto.
Each Initial Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Incremental Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the

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Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as an Initial Lender.
The Initial Lenders hereby agree that the Incremental Term Loans will be made on the following terms and conditions:

1.	Initial Drawing of Incremental Term Loans. The Incremental Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Closing Date.

2.	LIBOR Floor and Applicable Rate for Incremental Term Loans.
Clause (ii) of the second proviso of the definition of “Eurocurrency Rate” shall apply to the Incremental Term Loans and the “Applicable Rate” for the Incremental Term Loans shall mean, as of any date of determination, the applicable percentage per annum as set forth below.

Incremental Term Loans
Eurocurrency Incremental Term Loans	Base Rate Incremental Term Loans
5.50%	4.50%

3.
Principal Payments of the Incremental Term Loans. The (i) scheduled amortization payments under Section 2.09(d) of the Credit Agreement shall be automatically increased to reflect the aggregate principal amount of the Incremental Term Loans and (ii) the Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the Incremental Term Loans are included in each repayment of the Term B Loans on a pro rata basis (with the Incremental Term Loans being fungible with the Term B Loans) based upon the original principal amount of the Term B Loans and the Incremental Term Loans.  Any remaining outstanding amount of the Term B Loans (including the Incremental Term Loans) shall be repaid in full on the Term B Loan Maturity Date.

4.
Incremental Term Loans Voluntary and Mandatory Prepayments; Incremental Term Loans Prepayment Fees. Scheduled installments of principal of the Incremental Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Incremental Term Loans in accordance with Sections 2.09 and 2.10 of the Credit Agreement, respectively, as if such Incremental Term Loans were (and on a pro rata basis with) Term B Loans. Without duplication of the obligations of the U.S. Borrower under Section 2.09(a)(iii) of the Credit Agreement, in the event that, on or prior to December 7, 2017, the U.S. Borrower (x) prepays, repays, refinances, substitutes or replaces any Term B Loans or Incremental Term Loans in connection with a Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 2.10(b)(iii) of the Credit Agreement that constitutes a Repricing Transaction), or (y) effects any amendment, waiver or other modification of, or consent under, the Credit Agreement resulting in a Repricing Transaction, the U.S. Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B Lenders and Initial Lenders, (A) in the case of clause (x), a premium of 1.00% of the aggregate principal amount of the Term B Loans or Incremental Term Loans so prepaid, repaid, refinanced, substituted or replaced and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term B Loans or Incremental Term Loans outstanding immediately prior

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to such amendment, waiver, modification or consent that are the subject of such Repricing Transaction. If, on or prior to December 7, 2017, all or any portion of the Term B Loans or Incremental Term Loans held by any Lender are prepaid, repaid, refinanced, substituted or replaced pursuant to Section 2.18 of the Credit Agreement as a result of, or in connection with, such Lender not consenting with respect to any amendment, waiver, modification or consent referred to in clause (y) above (or otherwise in connection with a Repricing Transaction), such prepayment, repayment, refinancing, substitution or replacement will be made at 101% of the principal amount so prepaid, repaid, refinanced, substituted or replaced. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

5.
Use of Proceeds of the Incremental Term Loans. The U.S. Borrower shall use the proceeds of the Incremental Term Loans for general corporate purposes and to pay fees and expenses related to the Transactions.

6.
Terms Generally for Incremental Term Loans. Other than as set forth herein, for all purposes under the Credit Agreement and the other Loan Documents, the Incremental Term Loans shall have the same terms as the Term B Loans and shall be treated for purposes of voluntary and mandatory prepayments (including any applicable prepayment fees and for scheduled principal payments) and all other terms as the same Class of Term Loans as the Term B Loans. The Incremental Term Loans shall, to the extent permitted by applicable tax rules and regulations, be structured as an increase to the Term B Loans that will trade fungibly with such Term B Loans. Upon the funding of the Incremental Term Loans on the Closing Date, the Incremental Term Loans shall automatically and without further action by any Person constitute Term B Loans and Loans and the Initial Lenders shall be Lenders for all purposes of the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, on the Closing Date, there shall commence an initial Interest Period with respect to the Incremental Term Loans, which Interest Period shall end on the last day of the Interest Period applicable to the Term B Loans as in effect immediately prior to the Closing Date.

7.	[Reserved]

8.
Initial Lenders. Each Initial Lender acknowledges and agrees that upon its execution of this First Incremental Agreement it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. For all purposes of this First Incremental Agreement, the Credit Agreement and the other Loan Documents, the term “Initial Lender” shall include each Lender with a commitment to make an Incremental Term Loan or an outstanding Incremental Term Loan.

9.
Credit Agreement Governs. Except as set forth in this First Incremental Agreement, the Incremental Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. This First Incremental Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders under the Credit Agreement or any other Loan Document. This First Incremental Agreement shall not constitute a novation of the Credit Agreement or any of the other Loan Documents

10.	Closing Date Conditions. The effectiveness of this First Incremental Agreement and the initial borrowing of the Incremental Term Loans shall become effective on the date upon which all of

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the following shall have been satisfied (the “Closing Date”; provided that such date shall be no later than January 15, 2017):
(i)the Administrative Agent (or its counsel) shall have received either (A) counterparts of this First Incremental Agreement or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic mail transmission in accordance with Section 9.01 of the Credit Agreement) that such party has signed a counterpart of this First Incremental Agreement that, when taken together, bear the signatures of the U.S. Borrower, the Guarantors, the Administrative Agent and the Initial Lenders; all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel to the Initial Lenders) of the Initial Lenders and the Administrative Agent incurred in connection with the transactions contemplated hereby for which invoices have been presented at least three Business Days prior to the Closing Date shall, to the extent required to be reimbursed or paid by the U.S. Borrower, have been paid;
(ii)the fees set forth in the Engagement Letter dated as of December 14, 2016, among Holdings, the U.S. Borrower, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, that are required to be paid on the Closing Date shall have been paid;
(iii)the Administrative Agent (or its counsel) shall have received the executed legal opinions, each in form reasonably satisfactory to the Administrative Agent, of (i) Cravath, Swaine & Moore LLP, special counsel to Holdings and the Guarantors organized under the laws of New York, (ii) Richards, Layton & Finger, P.A., special counsel to the U.S. Borrower and the Guarantors organized under the laws of Delaware, (iii) Kolesar and Leatham, special counsel to the Guarantors organized under the laws of Nevada, (iv) Morgan, Lewis & Bockius LLP, special counsel to the Guarantors organized under the laws of Pennsylvania and (v) Taft Stettinius & Hollister LLP, special counsel to the Guarantors organized under the laws of Indiana, or, in each case, such other legal counsel as may be reasonably acceptable to the Administrative Agent;
(iv)the Administrative Agent shall have received such customary closing documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties (to the extent such concept is applicable in the relevant jurisdiction) and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (it being understood and agreed that no secretary certificates shall be required to the extent a Responsible Officer of the U.S. Borrower certifies that the secretary certificates delivered on the Closing Date (as defined in the Credit Agreement) remain true and complete in all material respects);
(v)the Administrative Agent shall have received a certificate attesting to the Solvency of the U.S. Borrower and its Subsidiaries (taken as a whole on a consolidated basis) on the Closing Date after giving effect to the Transactions to occur on the Closing Date, from a Financial Officer of the U.S. Borrower;

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(vi)the Administrative Agent shall have received a certificate from an officer of the U.S. Borrower dated the Closing Date certifying that (a) the representations and warranties of each Loan Party set forth in Section 11 of this First Incremental Agreement are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Closing Date before and after giving effect to this First Incremental Agreement except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date and (b) no Default or Event of Default has occurred and is continuing;
(vii)the Administrative Agent and the Initial Lenders shall have received a Borrowing Request in respect of the Incremental Term Loans; and
(viii)the Initial Lenders shall have received, at least three Business Days prior to the Closing Date, all documentation and other information reasonably requested in writing by them at least ten Business Days prior to the Closing Date in order to allow the Initial Lenders to comply with the Act.

11.
Representations and Warranties. By its execution of this First Incremental Agreement, each Loan Party party hereto hereby represents and warrants to the Administrative Agent, the Initial Lenders and the Lenders that:

(i)    This First Incremental Agreement has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of the Loan Parties party hereto, enforceable against such Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(ii)    The execution, delivery and performance by such Loan Party of this First Incremental Agreement is within such Loan Party’s corporate, limited liability company or partnership powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) violate (i) any applicable law or regulation or order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of any Loan Party, (b) violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (c) will not result in the creation or imposition of any Lien on any material asset of any Loan Party (other than pursuant to the Loan Documents and Liens permitted by Section 6.02 of the Credit Agreement); except with respect to any violation or default referred to in clause (a)(i) or (b) above, to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect.
(iii)    The representations and warranties of the U.S. Borrower and each other Loan Party contained in Article III of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty shall be true in all material respects as of any such earlier date.

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12.	Notice. For purposes of the Credit Agreement, the initial notice address of the Initial Lenders shall be as separately identified to the Administrative Agent.

13.
Tax Forms. For the Initial Lenders, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Initial Lenders may be required to deliver to the Administrative Agent pursuant to the Credit Agreement.

14.	Recordation of the Incremental Term Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Term Loans made by the Initial Lenders in the Register.

15.
Amendment, Modification and Waiver. This First Incremental Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto. This First Incremental Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.
GOVERNING LAW. THIS FIRST INCREMENTAL AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

17.
Severability. Any term or provision of this First Incremental Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

18.
Counterparts. This First Incremental Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

19.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST INCREMENTAL AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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20.
Loan Document. On and after the Closing Date, this First Incremental Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents (it being understood that for the avoidance of doubt this First Incremental Agreement may be amended or waived solely by the parties hereto as set forth in Section 15 above).

21.
Consent and Affirmation of the Guarantors. Each of the Guarantors, in its capacity as a guarantor under the Guarantee Agreement and a Pledgor under the Security Agreement or the Holdings Pledge Agreement, as the case may be, and as a party to each other Loan Document to which it is a party, hereby (i) consents to the execution, delivery and performance of this First Incremental Agreement and agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Closing Date, except that, on and after the Closing Date, each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this First Incremental Agreement and (ii) affirms and confirms its guarantee of the Obligations and its pledge/or grant of a security interest in its assets as Collateral to secure the Obligations with all such security interests continuing in full force and effect after giving effect to this First Incremental Agreement and that the Loan Documents to which each of the Guarantors is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations, including the Incremental Term Loans.

22.
Affirmation of the Borrower. The U.S. Borrower hereby (i) agrees that each of the Loan Documents to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Closing Date, except that, on and after the Closing Date, each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by this First Incremental Agreement and (ii) affirms and confirms its pledge/or grant of a security interest in its assets as Collateral to secure the Obligations with all such security interests continuing in full force and effect after giving effect to this First Incremental Agreement and that the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations, including the Incremental Term Loans.

[signature pages to follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this First Incremental Agreement as of the date first set forth above.
XEROX BUSINESS SERVICES, LLC

By:
Name:
Title:

[Signature Page to Incremental Agreement]
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CONSENTED AND CONFIRMED BY:
[GUARANTORS]
By:
Name:
Title:

[Signature Page to Incremental Agreement]
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JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

[Signature Page to Incremental Agreement]
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JPMORGAN CHASE BANK, N.A., as Initial Lender
By:
Name:
Title:

[Signature Page to Incremental Agreement]
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SCHEDULE A
TO FIRST INCREMENTAL AGREEMENT

Initial Lender	Incremental Term Loan Commitment Amount
JPMorgan Chase Bank, N.A.	$100,000,000

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